As filed with the Securities and Exchange Commission on July 18, 2011

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SATCON TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-2857552
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

27 Drydock Avenue

Boston, Massachusetts 02210

(617) 897-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles S. Rhoades

Chief Executive Officer

Satcon Technology Corporation

27 Drydock Avenue

Boston, Massachusetts 02210

(617) 897-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley A. Jacobson, Esq.

Greenberg Traurig LLP

One International Place

Boston, Massachusetts 02110

Telephone: (617) 310-6205

Telecopy: (617) 310-6001

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer ☒
Non-accelerated filer	☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.01 par value per share	11,403,988	(2)	$1.98	(3)	$22,579,896	(3)	$2,622

(1)

This registration statement also relates to an indeterminate number of shares of the Registrant’s common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents estimated number of shares of common stock issuable upon conversion or redemption of, or as principal or interest payments on, subordinated convertible notes due July 1, 2013.

(3)

Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on July 12, 2011 in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and the selling stockholder named in this prospectus is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated July 18, 2011

PROSPECTUS

Satcon Technology Corporation

11,403,988 Shares of Common Stock

This prospectus relates to the offer and sale by the selling stockholder identified in this prospectus, and any of its pledgees, donees, transferees or other successors in interest, of up to an aggregate of 11,403,988 shares of the common stock of Satcon Technology Corporation.  We are filing the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so, which we undertook at the time of the original issuance of our subordinated convertible notes our June 2011 financing transaction.  We will not receive any of the proceeds from the sale of the common stock by the selling stockholder.

We have agreed to pay certain expenses in connection with the registration of the shares and to indemnify the selling stockholder against certain liabilities.  The selling stockholder will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares.

The selling stockholder identified in this prospectus, or its pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on the Nasdaq Capital Market under the symbol “SATC.”  On July 15, 2011, the closing sale price of the common stock on Nasdaq was $2.01 per share.  We urge you to obtain current market quotations for our common stock.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2011

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus.  The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus.  This summary does not contain all of the information that you should consider before investing in our common stock.  You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

Unless the context otherwise requires, references in this prospectus to “Satcon,” “we,” “us,” and “our” refer to Satcon Technology Corporation and its subsidiaries.

Satcon Technology Corporation

We are a leading clean energy technology provider of utility-grade power conversion solutions for the renewable energy market, primarily the large-scale commercial and utility-scale solar photovoltaic, or PV, markets.  We design and deliver advanced power conversion solutions that enable large-scale producers of renewable energy to convert clean energy into grid-connected, efficient and reliable electrical power.

Our power conversion solutions boost total system power production through system intelligence, advanced command and control capabilities, industrial-grade engineering and total lifecycle performance optimization. Our power conversion solutions feature the widest range of power ratings in the solar industry.  We also offer system design services and solutions for management, monitoring, and performance measurement to maximize capital investment and improve overall quality and performance over the entire lifespan of an installation.

We were incorporated in Delaware in May 1992 under the name of Satcon Technology Corporation.  Our principal executive offices are located at 27 Drydock Avenue, Boston, Massachusetts 02210, and our telephone number is (617) 897-2400. Our worldwide web address is www.Satcon.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

The Offering

Common stock offered by selling stockholder	11,403,988 shares

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Nasdaq Capital Market symbol	SATC

RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus, and the additional risks and uncertainties described below before purchasing our common stock.  The risks and uncertainties we have described are not the only ones facing our company.  If any of these risks actually occur, our business, financial condition or results of operations would likely suffer.  In that case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.

Risks Related to Our Private Placement of Subordinated Convertible Notes

Substantial leverage and debt service obligations may adversely affect our cash flows.

In connection with the sale of our subordinated convertible notes in June 2011, we incurred new indebtedness of $16 million.  As a result, as of June 30, 2011, we had an aggregate of approximately $62.4 million of outstanding debt under our existing senior credit facility, existing subordinated loan and the June 2011 subordinated convertible notes.  The degree to which we are leveraged could, among other things:

•                  require us to dedicate a substantial portion of our future cash flows from operations and other capital resources to debt service, to the extent we are unable to make payments of principal or interest on the subordinated convertible notes in common stock, due to, among other things failure to satisfy the equity conditions that must be met to enable us to do so;

•                  make it difficult for us to obtain necessary financing in the future for working capital, acquisitions or other purposes on favorable terms, if at all;

•                  make it more difficult for us to be acquired;

•                  make us more vulnerable to industry downturns and competitive pressures; and

•                  limit our flexibility in planning for, or reacting to changes in, our business.

Our ability to meet our debt service obligations will depend upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control.

We could be required to make substantial cash payments upon an event of default or change of control under our subordinated convertible notes.

Our subordinated convertible notes provide for events of default including, among others, payment defaults, cross-defaults, breaches of any representation, warranty or covenant that is not cured within the proper time periods, failure to perform certain required activities in a timely manner, our common stock no longer being listed on an eligible market and certain bankruptcy-type events involving us or any significant subsidiary.  Upon an event of default, the holders of the subordinated convertible notes may elect to require us to redeem all or any portion of the outstanding principal amount of such notes at a price equal to the greater of 120% of (i) such outstanding principal amount, plus all accrued but unpaid interest or (ii) the then value of the underlying common stock.

In addition, under the terms of the subordinated convertible notes, upon a change of control of our company, the holders of such notes may elect to require us to redeem the notes at a price equal to the greater of 120% of (i) such outstanding principal amount, plus all accrued but unpaid interest or (ii) the then value of the consideration to be received in connection with the change of control.

If either an event of default or change of control occurs, our available cash could be seriously depleted and our ability to fund operations could be materially harmed.  See “Private Placement of Notes” for a detailed description of the notes.

We are responsible for having the resale of shares of common stock underlying the subordinated convertible notes issued in our June 2011 private placement registered with the SEC within defined time periods and will incur liquidated damages if the shares are not registered with the SEC within those defined time periods.

Pursuant to our agreement with the investor in the June 2011 private placement, we are obligated to (i) file a registration statement covering the resale of the common stock underlying the securities issued in the private placement with the SEC within 20 days following the closing of the private placement (which we have satisfied), (ii) use our reasonable best efforts to cause the registration statement to be declared effective within 70 days (or 90 days if the SEC reviews such registration statement) following the closing of the private placement and (iii) keep the registration statement effective until the earlier of (x) the date all of the securities covered by the registration statement may be sold without restriction under Rule 144 promulgated under the Securities Act and (y) the date all of the securities covered by the registration statement have been sold.  If we fail to comply with these or certain other provisions, then we will be required to pay liquidated damages of 1% of the then outstanding principal amount of the subordinated notes held by the investor for the initial occurrence of such failure and for each subsequent 30 day period the failure continues.  Any such payments could materially affect our ability to fund operations.  See “Private Placement of Notes” for a detailed description of the notes.

The agreements governing the subordinated convertible notes contain various covenants and restrictions which may limit our ability to operate our business.

The agreements governing the subordinated convertible notes contain various covenants and restrictions, including, among others that (i) until the date that is 30 days following the earlier of (x) the effectiveness of this registration statement covering the shares underlying the Notes and (y) the six month anniversary of the closing date of the issuance and sale of the Notes, we will not issue, offer or sell any equity securities of the Company, including convertible securities, subject to certain exceptions; and (ii) for so long as the Notes are outstanding, we will not incur any indebtedness that is senior to, or on parity with, the Notes in right of payment, subject to limited exceptions for existing indebtedness.  These restrictions could limit our ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities, any of which could have a material adverse impact on our business.  See “Private Placement of Notes” for a detailed description of the notes.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts, included or incorporated by reference in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.  The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.  We have included important factors in the cautionary statements included or incorporated by reference in this prospectus, particularly under the heading “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.  Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.  We do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder.  The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or other expenses incurred by the selling stockholder in disposing of the shares.  We will bear up to $5,000 of legal fees and expenses of counsel to the selling stockholder and all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

PRIVATE PLACEMENT OF NOTES

On June 29, 2011, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchaser named therein (the “Purchaser”) in connection with the private placement (the “Private Placement”) of $16.0 million aggregate principal amount of unsecured, subordinated convertible notes (the “Notes”).  The Private Placement closed on June 30, 2011.  The following is a summary of the material provisions of the Purchase Agreement, the Notes and a Registration Rights Agreement between us and the Purchaser (the “Registration Rights Agreement”).  This summary is not complete and is qualified in its entirety by reference to the full text of these agreements, each of which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on July 5, 2011.  Readers should review those agreements for a complete understanding of the terms and conditions associated with the Private Placement.

The Purchase Agreement

The Purchase Agreement provided for the issuance and sale of the Notes to the Purchaser for aggregate gross proceeds of $16.0 million.  The Purchase Agreement contains agreements and covenants between us and the Purchaser, including that:

•                  we will not issue, offer or sell any equity securities of the Company, including convertible securities, subject to certain exceptions, until the date that is 30 days following the earlier of

(i) the effectiveness of this registration statement covering the shares underlying the Notes and (ii) the six month anniversary of the closing date of the issuance and sale of the Notes;

•                  we will not file a registration statement relating to any of our securities (other than the common stock underlying the Notes), until the date that is 30 days following the earlier of (i) the effectiveness of this registration statement covering the shares underlying the Notes and (ii) the six month anniversary of the closing date of the issuance and sale of the Notes (other than a registration statement on Form S-8 or Form S-4);

•                  for so long as the Notes are outstanding, we will not redeem or declare or pay any dividends on, any of our securities without consent of the holder of the Notes;

•                  for so long as the Notes are outstanding, we will timely file all reports required to be filed by us with the SEC;

•                  we will maintain our listing on the Nasdaq Capital Market or other eligible market; and

•                  for so long as the Notes are outstanding, we will not effect any stock combinations, reverse stock splits or similar transactions with prior written consent of the holder of the Notes.

The Notes

The Notes have an aggregate principal amount of $16.0 million and are convertible into shares of our common stock at an initial conversion price of $2.92, subject to adjustment for stock splits, stock dividends, combinations, distributions of assets or evidence of indebtedness, mergers, consolidations, sales of all or substantially all assets, tender offers, exchange offers, reclassifications or compulsory share exchanges.  In addition, the conversion price will be adjusted, on the eleventh trading day following the public announcement of our financial results for the quarter ending September 30, 2011 (the “Adjustment Date”), to the lower of (i) the then effective conversion price and (ii) 110% of the arithmetic average of the volume weighted average price of our common stock for the ten consecutive trading days ending on the trading day immediately preceding the Adjustment Date.  The Notes are convertible at the option of the holders into shares of our common stock at any time at the then applicable conversion price.

The Notes mature on July 1, 2013, and bear interest at a rate of 7.0% per annum.  Interest is payable monthly, beginning on November 1, 2011, and may be made in cash or, at our option if certain equity conditions are satisfied, in shares of our common stock.  If interest is paid in shares of our common stock, the price per share will be at the lower of (i) the then current conversion price and (ii) 88% of the arithmetic average of the volume weighted average rice of our common stock for the ten consecutive trading days ending on the trading day immediately preceding the payment date.

If at any time following the Adjustment Date, the closing sale price of our common stock exceeds 175% of the conversion price for 30 consecutive trading days, then, if certain equity conditions are satisfied, we may require the holders of the Notes to convert all or any part of the outstanding principal into shares of common stock at the then applicable conversion price, provided that we may only make a one-time election to force conversion.  The Notes contain certain limitations on optional and mandatory conversion, including that, absent stockholder approval of the transaction, we will not issue shares of common stock under the Notes in excess of 19.99% of our outstanding shares on the closing date.

The Notes contain certain covenants and restrictions, including, among others, that, for so long as the Notes are outstanding, we will not incur any indebtedness that is senior to, or on parity with, the Notes in right of payment, subject to limited exceptions for existing indebtedness.  Events of default under the

Notes include, among others, payments defaults, cross-defaults, our common stock is suspended from trading for a period of time or no longer listed on an eligible trading market, and certain bankruptcy-type events involving the Satcon or any subsidiary.  Upon an event of default, the holders of the Notes may elect to require us to redeem all or any portion of the outstanding principal amount of the Notes for a price equal to the greater of 120% of (i) the amount to be redeemed (as calculated through the redemption date) and (ii) the product of (A) the conversion rate with respect to such amount in effect at such time as the holders deliver a redemption notice and (B) the greatest closing sale price of our common stock on any trading day during the period starting on the date immediately preceding the event of default and ending on the trading day immediately prior to the date we are required to pay the redemption amount.  The holders may elect to require us to redeem for cash all or any portion of the outstanding principal on the Notes in connection with a change of control of Satcon.

In addition, at any time after the 60th day following the earlier to occur of (i) the first date on which the resale of common stock underlying the Notes is covered by one or more effective registration statements and (ii) the six month anniversary of the closing of the Private Placement, we may redeem all (but not less than all) of the then outstanding amount of the Notes in cash at a price equal to the greater of 125% of (i) the amount to be redeemed (as calculated through the redemption date) and (ii) the product of (A) the conversion rate with respect to such amount in effect at such time as we deliver a redemption notice and (B) the greatest closing sale price of our common stock on any trading day during the period starting on the date notice of redemption is given and ending on the date immediately prior to the redemption, provided that we Company may only deliver one such redemption notice.

Registration Rights Agreement

We also entered into a Registration Rights Agreement with the Purchasers pursuant to which we agreed to register the common stock issuable upon conversion or redemption of, or the payment of principal or interest on, the Notes.  We agreed to file a registration statement under the Securities Act within 20 days of the closing of the Private Placement to register the resale of the shares of common stock issuable upon conversion of the Notes and as payment of principal or interest on the Notes, which we have completed.  We agreed to use our reasonable best efforts to cause the registration statement to be declared effective within 70 days following the closing of the Private Placement (or 90 days if the registration statement is reviewed by the SEC) and to keep the registration statement effective until the earlier of (1) the date all of the securities covered by the registration statement have been sold and (2) the date all of the securities covered by the registration statement may be sold without restriction under Rule 144 promulgated under the Securities Act.  If we fail to comply with these or certain other provisions, then we will be required to pay liquidated damages of 1% of the aggregate outstanding principal amount of the Notes for the initial occurrence of such failure and for each subsequent 30 day period in which the failure continues.

SELLING STOCKHOLDER

The shares of common stock being offered by the selling stockholder are those issuable to the selling stockholder upon conversion or redemption of, or as principal or interest payments on, the Notes.  For additional information regarding the issuance of the Notes, see “Private Placement of Notes” above.  We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time.  Except for the ownership of the Notes issued pursuant to the Purchase Agreement, the selling stockholder has not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholder.  The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of shares of common stock and Notes, as of July 13, 2011, assuming conversion of the Notes held by the selling stockholder on that date but taking account of any limitations on conversion and issuance of common stock set forth therein.  The third column lists the shares of common stock being offered by this prospectus by the selling stockholder and does not take in account any limitations on conversion of the notes or issuance of common stock set forth therein.

In accordance with the terms of the Registration Rights Agreement with the holder of the Notes, this prospectus generally covers the resale of 125% of the maximum number of shares of common stock issuable pursuant to the Notes, determined as if the principal and interest payments on the Notes were paid out in full over the life of the Notes in shares of common stock (without regard to any limitations on conversion or issuance of common stock contained therein) as of July 13, 2011.  Because the conversion price of the Notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.  The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Under the terms of the Notes, the selling stockholder may not convert the Notes to the extent (but only to the extent) the selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% of the then outstanding shares of our common stock.  The number of shares in the second column reflects these limitations.  The selling stockholder may sell all, some or none of its shares in this offering.  See “Plan of Distribution” below.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering	Common Stock Issuable Upon Conversion or Redemption of, or as Interest or Principal Payments on, Convertible Notes Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering (1)	Percentage of Common Stock Owned Upon Completion of this Offering

Capital Ventures International (2)	5,479,453	11,403,988	—	—

(1)                                We do not know when or in what amounts the selling stockholder may offer shares for sale.  The selling stockholder may not sell any or all of the shares offered by this prospectus.  Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering.  However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

(2)                               Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares.  Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI.  Mr. Kobinger disclaims any such beneficial ownership of the shares.  The selling stockholder is an affiliate of a broker-dealer.  The selling stockholder acquired the shares in the ordinary course of the selling stockholder’s business and, at the time of the acquisition of the securities to be resold pursuant to this prospectus, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute them.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion or redemption of, or as principal or interest payments on, the Notes to permit the resale of these shares of common stock by the holder of the Notes from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•                  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•                  in the over-the-counter market;

•                  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•                  through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales made after the date the Registration Statement is declared effective by the SEC;

•                  broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.  In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus.  If the selling stockholder effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the Notes or shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus.  The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person.  To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $997,622 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the selling stockholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act in accordance with the Registration Rights Agreement or the selling stockholder will be entitled to contribution.  We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related Registration Rights Agreement or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Greenberg Traurig, LLP has opined as to the legality of the securities being offered by this registration statement.

EXPERTS

The consolidated financial statements and financial statement schedule of Satcon Technology Corporation and its subsidiaries included in our Annual Report on Form 10-K as of and for the year ended December 31, 2010, and the effectiveness our internal control over financial reporting as of December 31, 2010, have been audited by McGladrey & Pullen, LLP, independent registered public accounting firm, as indicated in their reports with respect thereto, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Such consolidated financial statements are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and financial statement schedule of Satcon Technology Corporation and its subsidiaries included in our Annual Report on Form 10-K as of December 31, 2009 and for each of the years ended December 31, 2009 and 2008 have been audited by Caturano and Company, P.C. (whose name has since been changed to Caturano and Company, Inc.), independent registered public accounting firm, as indicated in their reports with respect thereto, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Such consolidated financial statements are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  You should call 1-800-SEC-0330 for more information on the operation of the public reference room.  Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.  The SEC’s Internet site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC.  The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules.  You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

Our Internet address is www.satcon.com.  The information on our Internet website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents.  This means that we can disclose important information to you by referring to other documents that contain that information.  Any information that we incorporate by reference is considered part of this prospectus.  The documents and reports that we list below are incorporated by reference into this prospectus.  In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports.  Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC.  These documents are incorporated herein by reference as of their respective dates of filing:

(1)                                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 15, 2011, as amended by our Annual Report on Form 10-K/A filed with the SEC on April 29, 2011;

(2)                                  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011 filed with the SEC on May 6, 2011;

(3)                                  Our Current Reports on Form 8-K filed with the SEC on January 7, January 12, February 15, March 16, April 5, April 27, May 13, and July 5, 2011;

(4)                                  All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement;

(5)                                  The description of our common stock contained in our Registration Statement on Form 8-A filed on November 6, 1992, including any amendments or reports filed for the purpose of updating that description; and

(6)                                  The description of the rights to purchase shares of our Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A filed on January 7, 2011, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

SatCon Technology Corporation

27 Drydock Avenue

Boston, MA 02210

Attn: Investor Relations Department

(617) 897-2400

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.  You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized.  Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                                      Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Satcon (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares).  All amounts shown are estimates except the SEC registration fee.

Filing Fee-Securities and Exchange Commission	$2,622
Placement agent and financial advisory fees	$960,000
Legal fees and expenses	$15,000
Accounting fees and expenses	$10,000
Miscellaneous expenses	$10,000

Total Expenses	$997,622

Item 15.                                      Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.  Satcon has included such a provision in its Certificate of Incorporation. This provision reads as follows:

“To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.”

Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court like determines that such indemnification is proper under the circumstances. Satcon’s Bylaws provide that:

•                  each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or (b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise” or “Other Enterprise”), shall, subject to the terms and conditions of the Bylaws, be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith (“Losses”);

•                  subject to the terms and conditions of the Bylaws, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of Another Enterprise, against all Losses, reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful; and

•                  subject to the terms and conditions of the Bylaws, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of Another Enterprise against all Losses reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought (or if no action was brought, any court of competent jurisdiction) shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Satcon has purchased directors’ and officers’ liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 16.                                      Exhibits.

The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as part of this Registration Statement on Form S-3.

Item 17.                                      Undertakings.

The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                                     If the Registrant is relying on Rule 430B:

(A)                              Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                                Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                                  If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 18th day of July, 2011.

SATCON TECHNOLOGY CORPORATION

By:	/s/ Charles S. Rhoades
Charles S. Rhoades
Chief Executive Officer and President

We, the undersigned officers and directors of Satcon Technology Corporation, hereby severally constitute and appoint Charles S. Rhoades and Aaron Gomolak and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Satcon Technology Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles S. Rhoades	Chief Executive Officer and President	July 18, 2011
Charles S. Rhoades	(Principal Executive Officer)

/s/ Aaron Gomolak	Chief Financial Officer and Treasurer	July 18, 2011
Aaron Gomolak	(Principal Financial Officer)

/s/ John W. Peacock	Controller and Chief Accounting Officer	July 18, 2011
John W. Peacock	(Principal Accounting Officer)

/s/ John M. Carroll	Director (Chairman)	July 18, 2011
John M. Carroll

/s/ James L. Kirtley, Jr.	Director	July 18, 2011
James L. Kirtley, Jr.

/s/ Daniel R. Dwight	Director	July 18, 2011
Daniel R. Dwight

/s/ David J. Prend	Director	July 18, 2011
David J. Prend

/s/ Philip J. Deutch	Director	July 18, 2011
Philip J. Deutch

/s/ Robert G. Schoenberger	Director	July 18, 2011
Robert G. Schoenberger

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1	Specimen Certificate of Common Stock, $0.01 par value, is incorporated herein by reference to Exhibits to the Registrant’s Registration Statement on Form S-1 (File No. 33-49286)

4.2

Rights Agreement, dated as of January 6, 2011, between the Registrant and American Stock Transfer & Trust Co., LLC, as Rights Agent, is incorporated herein by reference to Exhibits to the Registrant’s Registration Statement on Form 8-A filed January 7, 2011 (File No. 1-11512)

5.1	Opinion of Greenberg Traurig, LLP, counsel to the Registrant

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

23.2	Consent of McGladrey & Pullen, LLP

23.3	Consent of Caturano & Company, Inc.

24.1	Power of Attorney (contained in signature page)